Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Neogen Corporation

Lansing, Michigan

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated July 27, 2018, relating to the consolidated financial statements of Neogen Corporation and the effectiveness of Neogen Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2018.

/s/ BDO USA, LLP

Grand Rapids, Michigan

January 3, 2019